UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2009, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with James R. Milligan, the Company’s former Senior Vice President for Sales and Government Programs, in connection with the previously announced involuntary termination of Mr. Milligan’s employment with the Company, effective June 9, 2009.

The Separation Agreement, dated as of June 9, 2009, includes the following material provisions:

•	Cash severance of $215,000, which is equal to one year of Mr. Milligan’s current base salary payable in twelve monthly installments following the Termination Date (defined as June 9, 2009);

•

A payment equal to the incentive compensation bonus payable to Mr. Milligan under the Company’s 2009 Incentive Compensation Plan (“ICP”) calculated as if Mr. Milligan achieved 100% of his individual goals under the ICP and based upon the Company’s actual achievement (if any) of its financial performance and/or other objectives set forth in the ICP, pro-rated through the Termination Date, to be paid (if payable) in a lump sum at such time as the Company makes payments under the ICP to other eligible employees, but in no event later than March 15, 2010;

•	Continuation of welfare benefits (other than disability and severance plan benefits) for a period of twelve months after the Termination Date;

•

Vesting of all previously unvested options, such that all 112,070 options to purchase shares of the Company’s common stock held by Mr. Milligan are exercisable as of the Termination Date until June 9, 2011;

•

Continuation of (i) indemnification rights previously afforded to Mr. Milligan prior to the Termination Date under the Company’s organizational documents and that certain Indemnification Agreement between the Company and Mr. Milligan, dated as of September 22, 2008 and (ii) coverage under the Company’s Directors’ and Officers’ Insurance policy until June 9, 2015 with respect to acts occurring prior to the Termination Date;

•

Acknowledgement of the post-employment non-solicitation, non-competition, non-disparagement and confidentiality covenants by Mr. Milligan as set forth in that certain Proprietary Information and Non-Competition Agreement between the Company and Mr. Milligan, executed on November 21, 2002; and

•	Mutual general releases between the Company and Mr. Milligan.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to such agreement, the full text of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference in response to Items 1.01 and 1.02, as applicable.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As discussed above in Item 1.01, effective June 9, 2009, the Company and Mr. Milligan have entered into the Separation Agreement, which, among other items, provides for the termination of:

(i)	the Employment Agreement between the Company and Mr. Milligan, dated as of June 16, 2007 and filed with the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to the Company’s Current Report on Form 8-K on July 19, 2007, and

(ii)	the Amendment of Employment Agreement between the Company and Mr. Milligan, dated March 26, 2008 and filed with the SEC as Exhibit 99.4 to the Company’s Current Report on Form 8-K on April 1, 2008

(together, the “Employment Agreements”). The Separation Agreement provides for each of the severance payments, post-termination benefits and conditions specified in the Employment Agreements. A description of the material terms of the Separation Agreement is provided above in Item 1.01, which is incorporated herein by reference in response to this Item 1.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	Separation Agreement and Release dated as of June 9, 2009, between James R. Milligan and QuadraMed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2009

QuadraMed Corporation

/s/ James E. Peebles
James E. Peebles, Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement and Release dated as of June 12, 2009, between James R. Milligan and QuadraMed Corporation.

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